UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2018

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2018, Central Federal Corporation (the “Company”) entered into Subordinated Note Purchase Agreements (the “Agreements”) with certain qualified institutional buyers and completed a private placement of $10 million of fixed-to-floating rate subordinated notes with a maturity date of December 30, 2028 (the “Notes”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

The Notes will initially bear interest at 7.00% per annum, from and including December 20, 2018, to but excluding December 30, 2023, payable semi-annually in arrears on June 30 and December 30 of each year. From and including December 30, 2023, to but excluding December 30, 2028 or the earlier redemption of the Notes, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month LIBOR (but not less than zero) plus 414 basis points, payable quarterly in arrears on March 30, June 30, September 30, and December 30 of each year.  The Company may, at its option, redeem the Notes beginning on December 30, 2023 and on any scheduled interest payment date thereafter.

The Company intends to use the net proceeds from the sale of the Notes to fund organic growth of CFBank, National Association, the Company’s wholly-owned subsidiary (the “Bank”), support Bank-level regulatory capital ratios, partially repay an outstanding credit facility and/or for other general corporate purposes.  The Notes are intended to qualify as Tier 2 capital for the Company for regulatory purposes, and the portion of the proceeds that the Company contributes to the Bank will qualify as Tier 1 capital for the Bank.

Sandler O’Neill + Partners, LP served as sole placement agent for the sale of the Notes.  Vorys, Sater, Seymour and Pease LLP served as legal counsel to the Company and Vedder Price served as legal counsel to the placement agent.

The foregoing descriptions of the Agreements and the Notes is not complete and is qualified in its entirety by reference to the form of the Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the form of the Notes, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Subordinated Note Purchase Agreement by and between the Company and the several Purchasers

10.2	Form of 7.00% Fixed-to-Floating Rate Subordinated Note due 2028

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: December 21, 2018	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer